As filed with the Securities and Exchange Commission
on August 1, 1997
Registration No. 333-_____
=================================================

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
-------------------------

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
-----------------------

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware				       11-2534306
(State or other jurisdiction of	    (I.R.S. Employer
incorporation or organization)	    Identification No.)

1101 Pennsylvania Avenue, N.W., Suite 1010,
Washington, D.C. 20004
(Address of principal executive offices including zip code)

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
1992 INCENTIVE PLAN
(Full title of the plan)

Bernard A. Girod
President
1101 Pennsylvania Avenue, N.W., Suite 1010
Washington, D.C. 20004
(Name and address of agent for service)

(202) 393-1101
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
===========================================================
 TITLE OF                   PROPOSED        PROPOSED        AMOUNT OF
SECURITIES    AMOUNT        MAXIMUM         MAXIMUM        REGISTRATION
 TO BE        TO BE      OFFERING PRICE     AGGREGATE          FEE
REGISTERED  REGISTERED     PER SHARE(2)  OFFERING PRICE(2)
-------------------------------------------------------------------------------------------------------
Common       1,000,000(1)  $39.78125       $39,781,250       $12,054.92
Stock, par
value $.01
per share
===========================================================

(1)	Registrant has previously registered a total of 1,200,000 shares of Common Stock on its Registration Statements on Form S-8
(Nos. 33-60236, 33-59605, and 333-02197).  This Registration
Statement is being filed to register additional shares of Common
Stock for issuance under the 1992 Incentive Plan. Such additional indeterminable number of shares of Common Stock are also hereby registered as may be required by reason of the anti-dilutive provisions of the 1992 Incentive Plan.

(2)	Pursuant to Rule 457(h) under the Securities Act of
	1933, this estimate is made solely for the purpose of calculating the amount of the registration fee and is based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on July 29, 1997.

EXPLANATORY NOTE

     The purpose of this Registration Statement is to register an additional amount of Harman International Industries, Incorporated (the
"Company") Common Stock, par value $.01 per share, available for issuance under the Company's 1992 Incentive Plan. In accordance with General Instruction E on Form S-8, the information contained in the Company's Registration Statements on Form S-8 (Nos. 33-60236, 33-
59605 and 333-02197) registering 500,000, 400,000 and 300,000 shares of Common Stock, respectively, with respect to the Company's 1992
Incentive Plan are incorporated herein by reference.

   Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration
Statement.


Item 8.	Exhibits.

        5           Opinion of Counsel

        23.1        Consent of Independent Auditors

        23.2        Consent of Counsel (included in Exhibit 5)

        24          Power of Attorney (set forth at page II-3 of this
                         Registration Statement)





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












                          SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form
S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northridge, State of California, on this 31st day of July, 1997.


                                     HARMAN INTERNATIONAL
                                     INDUSTRIES, INCORPORATED
                                     (Registrant)

                                     By:  /s/ Bernard A. Girod
  	                                 _____________________
                                              Bernard A. Girod
                                              President, Chief Operating
                                              Officer and Secretary

     KNOW ALL MEN BY THESE PRESENTS, that each of the directors and officers of the Company whose signatures are set forth below hereby (1) constitutes and appoints Dr. Sidney Harman and Mr. Bernard A. Girod, jointly and severally, as his or her agent and attorney-in-fact with full power of substitution and resubstitution to (a) sign and file on his or her behalf and in his or her name, place and stead in any and all capacities any and all (i) amendments, including post-effective amendments, to this Registration Statement and any and all exhibits thereto and (ii) other documents to be filed with the Securities and Exchange Commission with respect to the securities covered by this Registration Statement and (b) do and perform any and all other lawful acts and deeds whatsoever that may be necessary or required in the premises and (2) ratifies and approves any and all lawful actions that may be taken pursuant hereto by either or both of the above-named agents and attorneys-in-fact or their substitutes.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Signature                   Title                   Date
  -----------                  -----                   -----

/s/ Sidney Harman           Chairman of the Board      July 31, 1997
________________            and Chief Executive
    Sidney Harman           Officer (Principal
                            Executive Officer)



/s/ Bernard A. Girod        Director, President,       July 31, 1997
________________            Chief Operating
     Bernard A. Girod       Officer and Secretary



/s/ Frank Meredith          Vice President,            July 31, 1997
________________            Chief Financial Officer
    Frank Meredith          and Assistant Secretary
                            (Principal Accounting
                             Officer)

5

/s/ Shirley M. Hufstedler    Director                  July 17, 1997
___________________
    Shirley M. Hufstedler




/s/ Edward H. Meyer          Director                  July 31, 1997
_________________
    Edward H. Meyer




/s/ Ann McLaughlin           Director                  July 16, 1997
__________________
    Ann McLaughlin


                                 EXHIBIT INDEX



Exhibit
Number                    Exhibit Description



5                          Opinion of Counsel


23.1                       Consent of Independent Auditors


23.2                       Consent of Counsel
                            (included in Exhibit 5)


24                         Power of Attorney
                            (set forth at page II-3 of
                            this Registration Statement)

















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